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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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VIASYS Healthcare Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIASYS HEALTHCARE INC.
227 Washington Street, Suite 200
Conshohocken, PA 19428

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2004

To our stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of VIASYS Healthcare Inc. (the "Company") will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Wednesday, May 5, 2004, at 8:30 a.m. local time, for the following purposes:

  1.
  To elect two members to the Board of Directors.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only stockholders of record at the close of business on March 10, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,
Martin P. Galvan Senior Vice President, Chief Financial Officer, Director of Investor Relations and Secretary

April 5, 2004

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

VIASYS HEALTHCARE INC.

227 Washington Street, Suite 200
Conshohocken, PA 19428

PROXY STATEMENT

        This Proxy Statement is being furnished to the stockholders of VIASYS Healthcare Inc., a Delaware corporation (the "Company"), in connection with the 2004 Annual Meeting of Stockholders of the Company, to be held on May 5, 2004, and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania at 8:30 a.m. local time. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 5, 2004.

        Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

        Only stockholders of record at the close of business on March 10, 2004 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of March 15, 2004, the Company had outstanding 30,668,833 shares of common stock, $.01 par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

        All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted by the proxy agents as recommended by the Board. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.

        Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of votes cast by the stockholders entitled to vote thereon is required to take action unless a greater percentage is required by the Company's Amended and Restated Certificate of Incorporation or By-laws.

        With regard to the election of directors, votes may be cast in favor of or against a nominee or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast "for" or "against" are included. Abstentions may be specified on any proposals other than the election of directors and will be counted as shares that are present for purposes of determining a quorum, but will have the effect of a negative vote. With regard to proposals other than the election of directors, broker non-votes will not be counted as shares that are present for purposes of determining a quorum and will have no effect on the outcome of such proposals, if any. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 15, 2004 certain information with respect to the beneficial ownership of Common Stock (the only voting class outstanding) (i) by each of the Named Executive Officers, (ii) by each director, (iii) by each person known to the Company to own beneficially five percent or more of its outstanding Common Stock and (iv) by all executive officers and directors as a group.

Name and Address(1)	Number of Shares Beneficially Owned(2)		Percent of Class Beneficially Owned
Randy H. Thurman	1,086,983	(3)	3.5
Stephen P. Connelly	129,504	(4)	*
Martin P. Galvan	123,135	(5)	*
William V. Murray	2,000		*
Edward Pulwer	82,353	(6)	*
Mahboob H. Raja	33,513	(7)	*
Ronald A. Ahrens	27,663	(8)	*
Sander A. Flaum	7,500	(9)	*
David W. Golde	22,663	(10)	*
Mary J. Steele Guilfoile	32,663	(11)	*
Robert W. O'Leary	29,562	(12)	*
Wellington Management Company, LLP	3,548,270	(13)	11.6
The Governor and Company of the Bank of Ireland	3,415,853	(14)	11.1
Shapiro Capital Management Company, Inc.	2,027,370	(15)	6.6
All Directors and Officers as a Group (11 persons)	1,577,539	(16)	5.1

*
Less than one percent (1%)

(1)
Except as otherwise indicated, the address of each person named in the table is: c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 15, 2004 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)
Includes options to purchase 1,079,983 shares of Common Stock.

(4)
Includes options to purchase 124,987 shares of Common Stock.

(5)
Includes options to purchase 119,988 shares of Common Stock.

(6)
Includes options to purchase 80,657 shares of Common Stock.

(7)
Includes options to purchase 32,062 shares of Common Stock.

(8)
Includes options to purchase 22,663 shares of Common Stock.

(9)
Restricted Common Stock granted in October 2003, which vests in three equal annual installments.

(10)
Includes options to purchase 22,663 shares of Common Stock.

(11)
Includes options to purchase 22,663 shares of Common Stock.

(12)
Includes options to purchase 22,663 shares of Common Stock. All of the shares are owned by The O'Leary Family Trust, of which Mr. O'Leary is a beneficial owner.

(13)
Based on a Schedule 13G/A, dated February 13, 2004, filed with the SEC by Wellington Management Company, LLP, a registered investment advisor ("Wellington"), with respect to beneficial ownership of 3,548,270 shares. Wellington has shared voting power over 2,809,316 of these shares and shared dispositive power over all of the shares. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(14)
Based on a Schedule 13G/A, dated February 5, 2004, filed with the SEC by Iridian Asset Management LLC ("Iridian"), The Governor and Company of the Bank of Ireland (the "Bank of Ireland"), IBI Interfunding ("IBI"), BancIreland/First Financial, Inc. ("BancIreland") and BIAM (US) Inc. ("BIAM") with respect to beneficial ownership of 3,415,853 shares. The Bank of Ireland shares voting and dispositive power over 3,415,853 of the shares. Iridian is an investment advisor and has direct beneficial ownership of the shares of Common Stock in the accounts which it manages. In such capacity, Iridian has the right to vote and direct the disposition of shares of Common Stock held by such entities and, consequently, has beneficial ownership of such shares. BIAM, as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BIAM. IBI, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of IBI, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by IBI. The principal business address of Bank of Ireland and IBI is Lower Baggot Street, Dublin 2, Ireland. The principal business address of BancIreland is Junction Marketplace #27, 1011 N. Main Street, White River Junction, Vermont 05501. The principal business address of BIAM is Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110. The principal business address of Iridian is 276 Post Road West, Westport, Connecticut 06880.

(15)
Based on a Schedule 13G, dated December 31, 2003, filed with the SEC by Samuel R. Shapiro, Shapiro Capital Management Company, Inc., a registered investment advisor ("Shapiro Capital Management"), and The Kaleidoscope Fund, L.P. with respect to beneficial ownership of 2,027,370 shares. Shapiro Capital Management has the authority to direct the investments of its advisory clients, and consequently to authorize the disposition of the Company's shares. Mr. Shapiro is the President, a Director and majority shareholder of Shapiro Capital Management, in which capacity he exercises dispositive power over the shares of Common Stock. Although Mr. Shapiro owns no shares for his individual account, he may be deemed to have beneficial ownership of the shares. The principal business address of Samuel R. Shapiro, Shapiro Capital Management and The Kaleidoscope Fund, L.P. is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(16)
Includes options to purchase 1,528,329 shares of Common Stock.

I. ELECTION OF DIRECTORS

        The Company's Amended and Restated Certificate of Incorporation provides that the Board shall consist of not less than three directors, with the exact number to be determined in the manner prescribed in the By-laws of the Company. The Board is classified into three classes with staggered terms, Class I, Class II and Class III. No one class is to have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board.

        As of January 3, 2004, the Board consisted of six directors, Randy H. Thurman, Chairman, Ronald A. Ahrens, Sander A. Flaum, David W. Golde, Mary J. Steele Guilfoile and Robert W. O'Leary. The directorships expiring this year are the Class III directorships, presently filled by Messrs. Thurman and O'Leary. The Board has nominated Messrs. Thurman and O'Leary for election as directors at the Annual Meeting to serve until the 2007 annual meeting of stockholders, until such director's successor has been elected and qualified or until their earlier resignation, death or removal. Each nominee is currently a director of the Company.

        Each nominee has expressed his willingness to serve as a director if elected, and the Company knows of no reason why either nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of Messrs. Thurman and O'Leary. If a nominee is unable to serve as a director, the proxy agents intend to vote for any alternative nominee designated by the Board. Alternatively, the Board may decide to reduce the number of directors.

The Board of Directors unanimously recommends a vote FOR each nominee.

        Set forth below is certain information with respect to each individual currently serving as a director of the Company, including each nominee.

Class III—Nominees for Terms Continuing Through the 2007 Annual Meeting

        Randy H. Thurman has served as our Chief Executive Officer since April 2001 and became Chairman of the Board upon the public offering in November 2001. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately-held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Enzon Pharmaceuticals, Inc. from 1994 to 2001 (Nasdaq: ENZN). From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman also serves as Lead Director of Valeant Pharmaceuticals International (NYSE: VRX) and as a director of Closure Medical Corporation (Nasdaq: CLSR).

        Robert W. O'Leary has served as a director of the Company since June 2001. Since June 2002, Mr. O'Leary has served as Chairman and Chief Executive Officer of Valeant Pharmaceuticals International. Since March 2001, Mr. O'Leary has also been the Chairman and Chief Executive Officer of The Sagamore Group, a firm specializing in spin-offs and corporate reorganizations in the service sector. From July 2000 to October 2000, Mr. O'Leary was President and Chief Executive Officer of PacifiCare Health Systems, Inc., a managed health services company. From 1995 to July 2000, Mr. O'Leary was the Chairman and Chief Executive Officer of Premier Inc., a strategic alliance of not-for-profit health care and hospital systems. From 1990 to 1995, Mr. O'Leary was the Chairman and Chief Executive Officer of American Medical International, Inc., a world-wide hospital management company. Mr. O'Leary is also a director of Smiths Group PLC and Thermo Electron Corporation.

Class I—Directors with Terms Continuing Through the 2005 Annual Meeting

        Sander A. Flaum has served as a director of the Company since November 2003. Mr. Flaum is currently Managing Partner of Flaum Partners, Inc., a consultancy focused on transformational thinking for the pharmaceutical and biotech industries. Mr. Flaum retired as Chairman of Euro RSCG Life in December 2003; prior to that he was Chairman and CEO of Robert A. Becker Euro RSCG, a healthcare marketing and communications firm. Mr. Flaum also serves as Adjunct Professor of Management at Fordham University Graduate School of Business and acts as Chairman of the Fordham Leadership Forum, which he founded in 1999. Mr. Flaum also served 18 years with Lederle Laboratories (now Wyeth Pharmaceuticals). During his tenure with Lederle, Mr. Flaum served in several capacities, including Marketing Director, Ethical and Biologic Products. Mr. Flaum is also a director of Fisher College of Business at The Ohio State University, Fordham University Graduate School of Business, Neopharm Corporation and St. Christopher's Foundation for At-Risk Children.

        David W. Golde, M.D. has served as a director of the Company since November 2001. Dr. Golde is currently the Enid A. Haupt Chairman of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center. From 1996 to February 2002, Dr. Golde served as Physician-in-Chief and as a member of the Board of Overseers and Managers of Memorial Sloan-Kettering Cancer Center. Dr. Golde is also currently Professor of Medicine Emeritus at the UCLA School of Medicine and Professor of Medicine at Cornell University Weill Medical College. Since 1992, Dr. Golde is also Professor of Pharmacology at the Cornell University Graduate School of Medical Sciences. Dr. Golde is a member of the Board of Directors of Enzon Pharmaceuticals, Inc.

Class II—Directors with Terms Continuing Through the 2006 Annual Meeting

        Ronald A. Ahrens has served as a director of the Company since November 2001. Mr. Ahrens, a retired senior executive, has served since 1995 as an advisor to Merck & Company, Inc., a pharmaceutical company. From 1991 to 1995, Mr. Ahrens served as the President of Merck Consumer Healthcare Group Worldwide. Mr. Ahrens is Chairman of the Board of Directors of Closure Medical Corporation, a developer of proprietary and patented medical devices.

        Mary J. Steele Guilfoile has served as a director of the Company since November 2001. Since October 2002, Ms. Guilfoile has served as Chairman of MG Advisors, Inc. From August 2001 to September 2002, Ms. Guilfoile served as the Chief Administrative Officer and Executive Vice President of the investment banking subsidiary of JPMorgan Chase & Co. From August 2000 to July 2001, Ms. Guilfoile served as Corporate Treasurer of JPMorgan Chase & Co. From March 1996 to July 2000, Ms. Guilfoile served as Chief Financial Officer of the Beacon Group LLC, a private investment and wealth management partnership. Ms. Guilfoile has also been a partner of the Beacon Group LP since 1997. From 1986 to March 1996, Ms. Guilfoile was employed by Chase Manhattan Bank, where she was a Managing Director since 1989.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

        The Board of Directors held eight meetings during the Company's last fiscal year ended January 3, 2004. The Board of Directors currently has a Compensation Committee, an Audit Committee and a Nominating and Governance Committee. During the last fiscal year, no current director attended fewer than 75% of the total number of meetings of the Board and the committees of which he or she was a member.

        The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with the rules of the New York Stock Exchange (the "NYSE"), are comprised, in part, of those objective standards set forth in the NYSE rules.

        The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company's current "independent" directors are: Ronald A. Ahrens, Sander A. Flaum, David W. Golde and Mary J. Steele Guilfoile.

Compensation of Directors

        In 2003, the Company retained an outside firm to advise the Compensation Committee and the full Board with respect to ensuring that the Company's director compensation remained competitive. In September 2003, after review and approval by the Compensation Committee, the Board approved the proposed changes which were presented by this firm. The director compensation proposals that were approved by the Board and became effective in the fourth quarter of 2003, include the following:

  •
  Annual retainer of $25,000 for each director which may be converted into options at a 3:1 ratio;

  •
  Annual retainer of $5,000 for each Committee chair which may be converted into options at a 3:1 ratio;

  •
  Discontinuation of Board and Committee meeting fees;

  •
  Annual equity grant to each director of 3,000 shares of restricted stock; and

  •
  Initial equity grant to each new director of 7,500 shares of restricted stock.

Compensation Committee Interlocks and Insider Participation

        Randy H. Thurman served as Chairman of the Compensation Committee of Valeant Pharmaceuticals International ("Valeant") until November 2003. Robert W. O'Leary has served as President and Chief Executive Officer of Valeant since June 2002, and until May 2003 also served as a member of the Compensation Committee of the Company. No other executive officer has served as a director or member of the Compensation Committee, or other committees serving an equivalent function, of any entity whose executive officers serve as a member of the Compensation Committee of the Company.

Audit Committee

        The members of the Audit Committee are Mary J. Steele Guilfoile, who serves as Chairman, Sander A. Flaum and David W. Golde. The Board of Directors has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE listing standards and applicable SEC rules. The Board has determined that Ms. Steele Guilfoile possesses accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and is an audit committee financial expert within the meaning of the applicable SEC rules. The Audit Committee held nine meetings during the Company's last fiscal year. Ernst & Young LLP ("E&Y"), the Company's independent auditor, reports directly to the Audit Committee.

        The authority of the Audit Committee is set forth in more detail in its Charter, which includes selecting, evaluating and, where appropriate, replacing the accountants to be engaged as the Company's independent auditors, reviewing the fees received by and relationships between the independent auditors and the Company, reviewing the results of the audit and other services provided by the independent auditors and reviewing with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's accounting and financial controls. The Audit Committee Charter is attached to this proxy statement as Appendix A.

        Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations.

        The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls over financial reporting.

        The Audit Committee has adopted Complaint Procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company's internal audit group reports periodically throughout the year directly to the Audit Committee.

Compensation Committee

        The members of the Compensation Committee are Ronald A. Ahrens, who serves as Chairman, Sander A. Flaum and Mary J. Steele Guilfoile. The Board of Directors has determined that the members of the Compensation Committee meet the independence requirements of the NYSE listing standards. Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has authority, as delegated by the Board, in matters relating to compensation for corporate officers and administration of the Company's incentive plans. The Compensation Committee held four meetings during the Company's last fiscal year.

        The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The Charter is attached as Appendix B to this proxy statement. Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations.

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are: Ronald A. Ahrens and David W. Golde. The Board of Directors has determined that both members of the Nominating and Governance Committee meet the independence requirements of the NYSE listing standards. The responsibilities of the Nominating and Governance Committee include making recommendations to the Board on Board organization and procedures, performing evaluations of the Board and individual directors and making director nominations. The Nominating and Governance Committee held one meeting during the Company's last fiscal year.

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members, other Board members and outside search firms on occasion, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for consideration by the Board must follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Once the Nominating and Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee, which then reports to the Board of Directors. No distinctions are made as between internally recommended candidates and those recommended by stockholders.

        The Nominating and Governance Committee was formed in September 2003 and operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The Charter is reproduced as Appendix C to this proxy statement. Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations.

Corporate Governance Guidelines

        The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. Copies of the guidelines can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations.

Code of Business Conduct and Ethics for Directors; Code of Conduct

        The Company has adopted a Code of Business Conduct and Ethics for Directors and a Code of Conduct applicable to employees, including all officers of the Company. Violations of the Code of Business Conduct and Ethics for Directors may be reported to one or more of the Company's General Counsel, the Chairman of the Board, the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee of the Board. Violations of the Code of Conduct may be reported to the Compliance Officer and the Audit Committee. The codes are attached as Appendices D and E to this proxy statement. Copies of the codes can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Investor Relations.

Personal Loans to Executive Officers and Directors

        The Company complies with and will operate in a manner consistent with enacted legislation prohibiting extensions of credit in the form of a personal loan to or for its directors and executive officers.

Directors' Attendance at Annual Meetings of Stockholders

        It has been and is the policy of the Board of Directors to expect that all directors attend annual meetings of Stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All of the then-current members of the Board of Directors attended the Company's 2003 Annual Meeting of Stockholders.

Communication With the Board of Directors

        Any person who wishes to communicate with the Board of Directors, including the presiding director of the non-management directors or the non-management directors as a group, may direct a written request addressed to such directors in care of General Counsel, at the address appearing on the first page of this proxy statement. The General Counsel will periodically forward such communications to the intended Board member or members, as appropriate.

        Pursuant to the NYSE listing standards, the non-management directors of the Board have met three times in 2003. The non-management directors will continue to meet at regularly scheduled executive sessions without management participation and, at their next scheduled meeting, intend to establish a procedure by which a presiding director is selected for each executive session.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee is currently comprised of three independent directors. As members of the Compensation Committee, it is our responsibility to determine with management the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our principal responsibilities include reviewing the Company's overall compensation practices, recommending compensation for all executives including the Chief Executive Officer and key employees and making recommendations to the Board of Directors with respect to major compensation and benefit programs.

        The compensation packages for our executive officers are designed to attract and retain top quality management and to encourage them to contribute to both the Company's short-term and long-term goals. In addition, the Committee considers compensation packages received by executives of similar companies as part of the process.

        Presently, the basic components of the Company's compensation packages for executive officers include the following:

  •
  Base Salary;

  •
  Bonuses;

  •
  Stock Options; and

  •
  Benefits.

        Each executive officer's compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. The Company periodically reviews the compensation packages of its senior executives to ensure that its compensation levels and benefits are commensurate with those offered to senior executives at companies of comparable size and development in similar industries, as appropriate. In determining salaries, the Compensation Committee also takes into account individual experience, performance and specific expertise beneficial to the Company. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. All of our executive officers have employment agreements, which include severance payments in the event of termination of the executive's employment without cause or termination by the executive of his employment under certain circumstances. See "Employment and Change of Control Agreements."

        With respect to base salaries of the Named Executive Officers, during 2003 the Compensation Committee accepted the Chairman's recommendation that the base salaries of Messrs. Thurman, Connelly, Galvan, Raja and Pulwer be increased by $50,000, $50,000, $8,000, $52,276 and $5,000 to $550,000, $325,000, $273,000, $205,658 and $205,000, respectively. With respect to Messrs. Thurman, Galvan and Pulwer, the increase was an annual performance raise. With respect to Mr. Connelly, the increase was an annual performance raise and additional compensation for his assumption of the role of President and Chief Operating Officer. With respect to Mr. Raja, the increase was an annual performance raise and additional compensation for his assumption of the role of Group President, International.

        Bonuses are awarded under a management incentive plan approved by the Compensation Committee. The plan establishes a targeted bonus as a percentage of salary for an executive officer. This target is comprised of several components, each of which is given a weight that is applied to the specific component of the targeted bonus. The components are earnings per share, business unit financial performance and individual objectives. An executive can earn from 0% to 200% of each component of the targeted bonus based on performance. Each year, the Board sets a minimum earnings per share goal that if not met will result in no bonuses being awarded. In 2003, the minimum earnings per share goal was met, and, consequently, bonuses were awarded.

        The goal of granting stock options and other equity-based awards is to align the long-term interests of each officer with the interests of our stockholders and provides long-term incentives for the individual officer to remain with us. All employees, including executive officers, are eligible for discretionary grants, which are generally based on either individual or corporate performance. In February 2003, the Board granted to Messrs. Thurman, Connelly, Galvan, Pulwer and Raja options to purchase 250,000, 80,000, 80,000, 22,000 and 12,700 shares of Common Stock, respectively. In May 2003, Mr. Raja was granted options to purchase 25,000 shares of Common Stock for his assumption of the role of Group President, International. In September 2003, the Board granted Mr. Murray options to purchase 150,000 shares of Common Stock in connection with the execution of his employment agreement. Each of these grants vests one third each year until fully vested, beginning on the first anniversary of the date of grant.

        Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees.

COMPENSATION COMMITTEE
Ronald A. Ahrens, Chairman Sander A. Flaum Mary J. Steele Guilfoile

February 12, 2004

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation earned by the Company's Chief Executive Officer and the five other most highly paid executive officers for the three year period ended January 3, 2004 (the "Named Executive Officers").

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation($)		Securities Underlying Options	All Other Compensation($)
Randy H. Thurman Chairman and Chief Executive Officer	2003 2002 2001	540,386 500,000 346,158	546,400 — 350,000		137,500 137,000 —	(2) (2)	250,000 130,000 910,000	9,000 — —	(1)
Stephen P. Connelly President and Chief Operating Officer	2003 2002 2001	304,616 219,057 68,654	218,595 — 35,000		— — —		80,000 100,000 97,500	7,755 8,573 —	(1)
Martin P. Galvan Senior Vice President, Chief Financial Officer, Director of Investor Relations and Secretary	2003 2002 2001	271,461 233,847 115,096	190,991 — 150,000		— — —		80,000 20,000 130,000	4,344 — —	(1)
William V. Murray Group President, Respiratory Technologies	2003 2002 2001	138,462 — —	375,000 — —	(3)	— — —		150,000 — —	154,563 — —	(4)
Edward Pulwer Group President, Critical Care	2003 2002 2001	204,039 173,500 157,008	119,515 — 82,500		— — —		22,000 25,000 97,500	8,827 9,000 7,650	(1)
Mahboob H. Raja(5) Group President, International	2003 2002 2001	205,658 153,382 23,284	127,155 — 58,949		— — —		37,700 — 29,250	21,648 16,966 2,525	(6)

(1)
The amounts disclosed represent Company contributions under the Company's 401(k) Plan on behalf of the Named Executive Officer.

(2)
$125,000 of this amount represents the amount of loan forgiveness on the Promissory Note issued to the Company by Mr. Thurman (see "Employment and Change of Control Agreements" and "Related Transactions").

(3)
Reflects amount received as a bonus when Mr. Murray executed his employment agreement with the Company.

(4)
Includes reimbursement of relocation expenses of $146,082, $75,000 of which was paid in 2004, and Company contributions under the Company's 401(k) Plan of $8,481.

(5)
Mr. Raja's compensation numbers have been converted from British pounds to U.S. dollars for purposes of this presentation.

(6)
The amounts disclosed represent Company contributions under the Company's British Pension Scheme.

Stock Options

        The following table sets forth certain information concerning grants of stock options made during 2003 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
			Percent of Total Options Granted to Employees in Last Fiscal Year
	Number of Securities Underlying Options Granted					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms ($)
Name				Exercise Price ($/Sh)	Expiration Date
						5%	10%
Randy H. Thurman	250,000	(1)	15.63%	13.99	02/12/13	2,199,559	5,574,114
Stephen P. Connelly	80,000	(1)	5.00%	13.99	02/12/13	703,859	1,783,717
Martin P. Galvan	80,000	(1)	5.00%	13.99	02/12/13	703,859	1,783,717
William V. Murray	150,000	(2)	9.38%	20.27	09/24/13	1,912,154	4,845,774
Edward Pulwer	22,000	(1)	1.38%	13.99	02/12/13	193,561	490,522
Mahboob H. Raja	12,700	(1)	.79%	13.99	02/12/13	111,738	283,165
Mahboob H. Raja	25,000	(3)	1.56%	17.81	05/06/13	280,015	709,614

(1)
The options were granted on February 13, 2003 and vest one third each year until fully vested, beginning on the first anniversary of the date of grant.

(2)
The options were granted on September 25, 2003 and vest one third each year until fully vested, beginning on the first anniversary of the date of grant.

(3)
The options were granted on May 7, 2003 and vest one third each year until fully vested, beginning on the first anniversary of the date of grant.

Option Exercises and Fiscal Year-End Values

        The following table summarizes the value of vested and unvested options for the Named Executive Officers at January 3, 2004. Year-end values are based upon a price of $20.21 per share, which was the closing market price of a share of Common Stock on January 2, 2004, the last trading day of our fiscal year.

Aggregate Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised in-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized($)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Randy H. Thurman	—	—	649,935	640,065	3,649,602	3,413,498
Stephen P. Connelly	—	—	98,323	179,177	516,645	948,005
Martin P. Galvan	—	—	93,324	136,676	543,812	807,988
William V. Murray	—	—	—	150,000	—	—
Edward Pulwer	—	—	73,325	71,175	420,653	395,237
Mahboob H. Raja	1,451	14,655	20,541	47,452	127,331	197,311

Employment and Change of Control Agreements

Employment Agreements with Messrs. Thurman, Connelly and Galvan

        The Company has entered into executive employment agreements with Messrs. Thurman, Connelly and Galvan.

  •
  Mr. Thurman's amended and restated employment agreement commenced on November 19, 2002 and terminates on November 15, 2004 and his base salary is $500,000;

  •
  Mr. Connelly's employment agreement commenced on August 27, 2001 and terminates on August 28, 2004 and his base salary is $210,000; and

  •
  Mr. Galvan's employment agreement commenced on June 11, 2001 and terminates on April 16, 2004 and his base salary is $225,000.

        These agreements provide for annual cash incentive bonuses and other benefits.

  •
  In the case of Mr. Thurman, his annual cash incentive bonus is equal to 80% of his base salary, or such higher percentage that the Board in its discretion may determine, prorated for any partial calendar year of service, multiplied by a factor ranging from zero to two, determined in accordance with subjective and objective standards established by the Board for such year.

  •
  In the case of Mr. Connelly, his annual cash incentive bonus is equal to $105,000, and in the case of Mr. Galvan, his annual cash incentive bonus is equal to $112,500, each prorated for any partial calendar year of service, multiplied by a factor ranging from zero to two, determined in accordance with subjective and objective standards established by the Board for such year.

        In connection with Mr. Thurman's original employment agreement dated April 2, 2001, the Company loaned the principal amount of $500,000 to Mr. Thurman pursuant to a promissory note. As long as Mr. Thurman is employed by the Company on each anniversary of the effective date of his employment agreement, the Company will credit Mr. Thurman with payment of 25% of the outstanding principal amount of this note on the first four such anniversary dates.

        In connection with the execution of the employment agreements, the Company granted to Messrs. Connelly and Galvan initial options to purchase shares of Common Stock at exercise prices per share representing the fair market values of the Common Stock as of the date of grant as determined at the time of grant by J. P. Morgan & Co. Mr. Connelly was granted an initial option to purchase 97,500 shares, and Mr. Galvan was granted an initial option to purchase 130,000 shares, of Common Stock at an exercise price of $14.23 per share.

        Additionally, if Mr. Galvan continues to be employed by the Company, or by a permitted successor, on April 15, 2004 and the intrinsic value of this option is less than $300,000, the Company or its permitted successor will pay Mr. Galvan an amount equal to the difference between the aggregate intrinsic value of the option on April 15, 2004 and $300,000. If prior to April 15, 2004, Mr. Galvan terminates his employment for good reason or is terminated by the Company for any reason except for cause, and if the aggregate intrinsic value of the vested portion of this option is less than $300,000 on the date of such termination, the Company will pay Mr. Galvan an amount equal to the difference between the value of the vested portion of this option on the date of his termination and $300,000. The Company refers to this payment, as applicable, as a valuation guarantee payment. If Mr. Galvan exercises any portion of this option, any realized gain from such exercises will be added to the aggregate intrinsic value of this option or vested portion of this option, as the case may be, for purposes of calculating the valuation guarantee payment.

        In the event that the employment of Messrs. Thurman, Connelly or Galvan is terminated due to death or disability, all options held would become immediately exercisable in full and remain exercisable for one year, and Messrs. Thurman, Connelly or Galvan or their estate, as the case may be, would be entitled to receive:

  •
  his prorated annual cash incentive bonus; and

  •
  the balance, to the extent not previously paid, of any other applicable benefits under the Company's plans or programs, or the Company's contracts or agreements with Messrs. Thurman, Connelly or Galvan.

In addition, Mr. Thurman, or his estate, would be entitled to receive a lump sum cash payment equal to two times his current base salary and to have the unpaid principal balance of his Note forgiven. Mr. Galvan, or his estate, would be entitled to receive the valuation guarantee payment, to the extent not previously paid.

        In the event that employment is terminated due to disability, Messrs. Thurman, Connelly or Galvan would also be entitled to receive disability benefits in accordance with any long-term disability program then in effect for the Company's senior executives, and, within 30 days, a lump sum payment of his base salary through the end of the long-term disability program elimination period. Messrs. Thurman and Galvan would also be entitled to continuing medical and dental coverage for up to 18 months and Mr. Connelly would be entitled to this same benefit for up to 12 months.

        In the event that Messrs. Thurman, Connelly or Galvan terminates his employment for good reason, or is terminated by the Company without cause, all options held would become immediately exercisable in full and remain exercisable for one year, and he would be entitled to receive:

  •
  his prorated annual cash incentive bonus;

  •
  the balance, to the extent not previously paid, of any other applicable benefits under the Company's plans or programs, or its contracts or agreements with him; and

  •
  a lump sum payment, within 90 days, in an amount equal to:

  •
  in the case of Mr. Thurman, two times the sum of (i) his annual base salary in effect at the date of the termination and (ii) his most recent annual cash incentive bonus;

  •
  in the case of Mr. Connelly, the sum of his annual base salary in effect at the time of the termination plus the higher of one-half his base salary or his most recent annual cash incentive award; and

  •
  in the case of Mr. Galvan, one and one-half times the sum of his annual base salary in effect at the time of the termination plus the higher of $112,500 or Mr. Galvan's most recent annual cash incentive award.

In addition, Mr. Thurman would be entitled to have the unpaid principal balance of his Note forgiven and Mr. Galvan would be entitled to receive the valuation guarantee payment, to the extent not previously paid.

        In the event that Messrs. Thurman, Connelly or Galvan is terminated by the Company for cause or resigns without good reason, their stock options would immediately cease to vest, vested options would remain exercisable for three months and unvested options would be forfeited to the Company and cancelled. In addition, Mr. Thurman would receive his then current prorated base salary through the date of termination. Good reason is defined to include, among other things, a reduction in base salary, a significant reduction in employment responsibilities or removal from the positions of Chairman of the Board or Chief Executive Officer in the case of Mr. Thurman, President and Chief Operating Officer in the case of Mr. Connelly, and the positions of Senior Vice President and Chief Financial Officer in the case of Mr. Galvan. In the case of Messrs. Connelly and Galvan, good reason also includes a change in the Company's reporting structure so that Messrs. Connelly and Galvan report to someone other than the Company's Chief Executive Officer.

        Following termination of employment for any reason, Messrs. Connelly and Galvan have agreed not to compete with the Company or solicit its employees or customers for one year. Mr. Thurman has agreed not to compete with the Company or solicit its employees or customers for one year following termination of employment for any reason other than as a result of the expiration of the then current term of his employment.

        In the event that the employment of Messrs. Thurman, Connelly or Galvan is terminated within 18 months following a change in control (as defined in his executive retention agreement, which is summarized below under the caption "Executive Retention Agreements"), he would be entitled to the greater of the benefits under his employment agreement or his executive retention agreement. Mr. Thurman would also be entitled to such benefits if his employment is terminated within six months prior to a change in control.

Employment Agreements with Messrs. Murray, Pulwer and Raja.

        The Company entered into executive employment agreements with Messrs. Murray, Pulwer and Raja.

  •
  Mr. Murray's employment agreement commenced on July 7, 2003 and terminates on July 7, 2005 and his base salary is $300,000;

  •
  Mr. Pulwer's employment agreement commenced on July 1, 2003 and terminates on July 1, 2005 and his base salary is $205,000; and

  •
  Mr. Raja's employment agreement commenced on July 1, 2003 and terminates on July 1, 2005 and his base salary is $195,000.

        In addition, under their agreements, Messrs. Murray, Pulwer and Raja shall participate in (a) the Company's Management Incentive Plan with target bonuses of 50%, or such other amounts as may be determined by the Board or the appropriate committee or individual and (b) any other incentive programs established by the Company for its senior level executives.

        In connection with the execution of his employment agreement, the Company granted to Mr. Murray options to purchase 150,000 shares of Common Stock at an exercise price per share of $20.27, which represented the fair market value of the common stock at the date of grant.

        In the event that the employment of Messrs. Murray, Pulwer or Raja is terminated due to death or disability, each outstanding option granted under an equity compensation plan maintained by the Company shall become immediately exercisable, and shall remain exercisable for one year, and Messrs. Murray, Pulwer or Raja or their estates, as the case may be, would be entitled to receive:

  •
  his prorated annual cash incentive bonus; and

  •
  a lump sum payment, within 30 days, of his base salary through the termination date.

        In the event that the employment of Messrs. Murray, Pulwer or Raja is terminated due to disability, Messrs. Murray, Pulwer or Raja also would be entitled to receive disability benefits in accordance with any long-term disability program then in effect for the Company's senior executives and, within 30 days, a lump sum payment of his base salary through the end of the long-term disability program elimination period.

        In the event that Messrs. Murray, Pulwer or Raja terminates his employment, or the Company terminates his employment for cause, any portion of an outstanding option granted under the Company's equity compensation plan held by him that has previously become exercisable shall remain exercisable for a period of 90 days after the termination date. Any portion of an outstanding option that is not exercisable as of the termination date shall immediately terminate. In addition, Messrs. Murray, Pulwer or Raja would be entitled to receive a lump sum payment, within 30 days, of his base salary through the termination date, but he would not be entitled to any benefits, severance or other compensation.

        In the event that the employment of Messrs. Murray, Pulwer or Raja is terminated by the Company without cause, any portion of an outstanding option granted under the Company's equity compensation plan held by him that has previously become exercisable shall remain exercisable for a period of 90 days after the termination date. Any portion of an outstanding option that is not exercisable as of the termination date shall immediately terminate. In addition, Messrs. Murray, Pulwer or Raja would be entitled to receive:

  •
  his prorated annual cash incentive bonus;

  •
  a lump sum payment, within 30 days, of his base salary through the termination date; and

  •
  a lump sum payment, within 90 days, equal to the sum of his base salary and the most recent cash incentive bonus paid or the target bonus available under the Company's Management Incentive Plan then in existence, whichever is higher.

In the case of any of the foregoing terminations, to the extent not previously paid or provided or otherwise contrary to the terms and conditions of his employment agreement, Messrs. Murray, Pulwer or Raja or his estate, as the case may be, shall also be entitled to the balance of any incentive awards, expense reimbursements, and other benefits, if any, in accordance with the plans, programs, contracts or agreements Messrs. Murray, Pulwer or Raja have with the Company.

        Following termination of employment for any reason, Messrs. Murray, Pulwer and Raja have each agreed not to compete with the Company or solicit its employees or customers for one year.

Executive Retention Agreements

        The Company has entered into agreements with Messrs. Thurman, Connelly and Galvan that provide severance benefits set forth below if there is a change in control of the Company and their employment is terminated by the Company without cause or by the individual for good reason, as those terms are defined in the agreement, within 18 months thereafter. For purposes of these agreements, a change in control exists upon:

  •
  the acquisition by any person of 40% or more of the Company's outstanding common stock or voting securities;

  •
  the failure of the Board to include a majority of directors who are "continuing directors," which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were "continuing directors" at the time of such nomination or election;

  •
  the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or the sale or other disposition of all or substantially all of the Company's assets unless immediately after the transaction (1) all holders of the Company's common stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (2) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or

  •
  approval by the Company's stockholders of a complete liquidation or dissolution.

        These agreements also provide that in the event the executive officer's employment is terminated under the circumstances described above, Messrs. Thurman, Connelly and Galvan would be entitled to a lump sum payment equal to the sum of:

  •
  in the case of Mr. Thurman, three times, and in the case of Messrs. Connelly and Galvan, one and one-half times, the sum of the individual's highest annual base salary and highest annual bonus in any 12-month period during the prior five-year period, plus

  •
  the sum of the individual's base salary through the date of termination plus any compensation previously deferred by the individual, plus

  •
  the product of the annual bonus paid or payable for the most recently completed fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365.

        In addition, the individual would be provided benefits for a period of, in the case of Mr. Thurman, three years, and in the case of Messrs. Connelly and Galvan, one and one-half years, after such termination substantially equivalent to the benefits package the individual would have been otherwise entitled to receive if the individual was not terminated. Further, all options held by the individual would become immediately exercisable and all of the Company's repurchase rights will lapse in their entirety with respect to all options to purchase common stock. Finally, the individual would be entitled to a cash payment equal to, in the case of Mr. Thurman, $40,000, and in the case of Messrs. Connelly and Galvan, $20,000, to be used toward outplacement services. In the event that payments under these agreements are deemed to be so-called "excess parachute payments" under the applicable provisions of the Internal Revenue Code, the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual that are attributable to the gross-up payment.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board and operates pursuant to a formal written Charter. In accordance with the Charter, the Audit Committee completed its annual review of the adequacy of the Charter during fiscal year 2003 and made minor adjustments to its Charter to comply with the NYSE listing standards and applicable SEC rules. All of the members of the Audit Committee are independent directors. In addition, the Audit Committee annually selects the Company's independent auditors, subject to any action taken by the Board of Directors.

        Management is responsible for the Company's internal controls and the financial reporting process, including its system of internal controls, and for preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors both separately and together. Management has represented to the Audit Committee that the Company's audited financial statements for 2003 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Furthermore, the Audit Committee has received the written disclosures and the letter from E&Y that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with E&Y their firm's independence from the Company and its management. The Audit Committee determined that the provision of certain services other than audit services by E&Y was compatible with maintaining E&Y's independence.

        The Committee has discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In its oversight function, the Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures, that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that the independent auditors are in fact "independent."

        Based upon the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended January 3, 2004 for filing with the SEC.

AUDIT COMMITTEE
Mary J. Steele Guilfoile, Chairman Sander A. Flaum David W. Golde

March 12, 2004

AUDIT AND RELATED FEES

Audit Fees

        Fees for audit services totaled approximately $780,000 in 2003 and approximately $1.4 million in 2002, including fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q.

Audit Related Fees

        Fees for audit related services totaled $397,200 in 2003 and $135,400 in 2002. Audit related services in 2003 consisted of due diligence in connection with a potential acquisition, the public offering completed in June 2003 and an audit of our employee benefit plan. Audit related services in 2002 consisted of due diligence in connection with an acquisition and an audit of our employee benefit plan.

Tax Fees

        Fees for tax services, including tax consulting, totaled $3,670 in 2003 and $49,662 in 2002.

Pre-approval Policies and Procedures

        The Audit Committee has established policies and procedures for pre-approving fees paid for services provided by the Company's accountants. The Audit Committee pre-approves the audit fees for the year. The approval process for other services is based on the estimated cost of the service being provided. For significant fees, the process requires the Audit Committee to discuss the services to be provided for making an approval determination. The Audit Committee also pre-approves minor fees for recurring items such as technical accounting or tax consulting services that are not expected to exceed a minimal level. The Audit Committee Chairman has the authority to approve minor fees for all other items. The actual services provided are reviewed on an annual basis.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Common Stock with the yearly cumulative total return of the S&P Smallcap 600 Index and the S&P 600 Healthcare Equipment Index for the period beginning on November 7, 2001, the day the Common Stock commenced trading on the NYSE, and ending on January 2, 2004, the last trading day of our fiscal year. The comparison assumes $100 was invested on November 7, 2001 in the Common Stock and each of the foregoing indices and also assumes reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

	November 7, 2001	December 29, 2001	December 28, 2002	January 2, 2004
VIASYS HEALTHCARE INC	$100.00	$128.21	$95.98	$131.06
S&P SMALLCAP 600 INDEX	$100.00	$111.88	$94.59	$131.65
S&P 600 HEALTHCARE EQUIPMENT INDEX	$100.00	$101.32	$90.11	$121.78

II. OTHER MATTERS

        The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxy agents to vote the shares represented thereby in accordance with the recommendation of the Board on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations of these persons that no other reports were required, during the year ended January 3, 2004, all of the Company's directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements except as follows: Ronald A. Ahrens, David W. Golde, Kirk E. Gorman, Mary J. Steele Guilfoile, and Robert W. O'Leary each filed a Form 4 to report a May 7, 2003 option grant after the due date of the form. Each of William E. Hennessey, Sander A. Flaum, William V. Murray, and Mahboob H. Raja filed a Form 3 to report their holdings after the due date of the form.

RELATED TRANSACTIONS

        In April 2001, the Company loaned Mr. Thurman a total of $500,000, which bears interest at an annual rate of six percent. The amount currently outstanding under the loan is $250,000. As long as Mr. Thurman is employed by the Company, the Company will credit him with payment of $125,000 of the principal amount of the loan on April 19 of each of 2004 and 2005. In the event that Mr. Thurman's employment is terminated due to death or disability, by him for good reason or by the Company without cause, the unpaid principal balance of the loan would be forgiven. The terms of the loan have not been amended since its issuance to Mr. Thurman.

INFORMATION CONCERNING INDEPENDENT AUDITORS

        On May 9, 2002, the Board of Directors of the Company and its Audit Committee decided to no longer engage Arthur Andersen LLP ("Andersen") as the Company's independent auditors and to engage E&Y to serve as the Company's independent public accountants for 2002.

        Andersen's reports on the Company's consolidated financial statements for the 2001 and 2000 fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's 2001 and 2000 fiscal years and through May 9, 2002 (the date of the Company's change in independent public accountants), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such periods; and there were no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

        The Company filed a Form 8-K on May 16, 2002 to report these events and filed an amendment to the Form 8-K. The Company was unable to refurnish a copy of the amendment to the Form 8-K to Andersen prior to its filing with the SEC, as Andersen had ceased operations. Accordingly, Andersen did not provide us with a letter to file as an exhibit to the amendment to the Form 8-K.

        Since November 15, 2001 and prior to engaging E&Y, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or with respect to the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Audit Committee has appointed E&Y, the Company's independent public accountants for the fiscal year ended January 3, 2004, to continue as the Company's auditors for the fiscal year ending January 1, 2005. One or more representatives of E&Y will be present at this year's Annual Meeting of Stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

        Any stockholder proposal to be presented at the Annual Meeting of the Stockholders to be held in 2005 must be received by the Company on or before December 7, 2004 in order to be included in the Proxy Statement relating to the meeting. If a stockholder notifies the Company after February 20, 2005 of their intent to present a proposal at the 2005 Annual Meeting of the Stockholders, the Company may use its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company's proxy statement.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION
CANDIDATES FOR DIRECTOR

        The Nominating and Governance Committee will consider director nominees recommended by stockholders who submit the following information in writing to the Secretary c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428 by December 7, 2004:

  •
  the candidate's name, age, business address and, if known, residence address;

  •
  the candidate's principal occupation or employment;

  •
  the class and number of shares of stock of the Company that are beneficially owned by the candidate; and

  •
  any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation l4A under the Securities Exchange Act of 1934, as amended.

        The nominating stockholder must also include the following information about themself:

  •
  name and address, as they appear on the Company's books;

  •
  the class and number of shares of stock of the Company that are owned, beneficially and of record, by such stockholder;

  •
  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in their notice.

        The nominating stockholder must also include the following information about the beneficial owner, if any, on whose behalf the nomination is being made:

  •
  such beneficial owner's name and address;

  •
  the class and number of shares of stock of the Company that are beneficially owned by such beneficial owner; and

  •
  a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made.

        In addition, to be effective, the stockholder's notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

By order of the Board of Directors,

Martin P. Galvan Senior Vice President, Chief Financial Officer, Director of Investor Relations and Secretary

Dated: April 5, 2004

        Upon written request to the Secretary c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428, the Company will provide, without charge, to any stockholder solicited hereby, a copy of its Annual Report on Form 10-K, including the financials and the schedules thereto.

Appendix A

VIASYS HEALTHCARE INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Purpose

        The Audit Committee is a committee of the Board of Directors. The Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal controls established by Management and the Board, and the financial audit process.

        The Company's Management is responsible for preparing the Company's financial statements and communicating financial results to shareholders and others, and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing these activities but does not provide any expert or special assurance as to the Company's statements or any professional certification as to the independent auditors' work.

Organization

        The Audit Committee is annually appointed by the Board of Directors and will consist of not less than three financially literate, independent members as such terms are defined for the purposes of service on an audit committee by the National Association of Securities Dealers, Inc. At least one member of the Committee must have past employment experience in finance or accounting or other senior management position with financial oversight responsibilities. The Board shall appoint one of the Committee members as Chairperson who shall schedule all meetings of the Committee. A member of the Committee may be removed from the Committee at any time at the discretion of the Board.

General Authority

        The Audit Committee shall have the power to conduct or authorize investigations into any matters within the scope of its responsibilities. The Committee shall have unrestricted access to Management and the independent auditor and may retain independent counsel, accountants or others to assist it in the conduct of its responsibilities. The Committee shall meet at least four times per year. Minutes of the Committee meetings will be taken and the minutes will be filed with the minutes of the meetings of the Board of Directors. The Committee will report Committee actions and recommendations to the Board of Directors as the Committee may deem appropriate.

Responsibilities

        The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time assign.

Oversight of Independent Auditors

        The Independent Auditor is accountable to the Board of Directors and the Committee.

        1.     The Committee, subject to any action taken by the Board of Directors, shall have the authority and responsibility to select, evaluate, and where appropriate replace the Independent Auditor.

        2.     The Committee shall receive from the Independent Auditor annually a formal written statement delineating the services provided, the fees received and relationships between the Auditor and the Company consistent with the Independence Standards Board Standard Number 1. The Committee shall discuss with the Independent Auditor the scope of any such relationships and their potential impact on the Independent Auditor's Independence and objectivity. The Committee shall review the scope of services and fees paid and to be paid to the Independent Auditor.

Financial Reporting

        1.     The Committee shall review and discuss with Management and the Independent Auditors the audited financial statements to be included in the Company's Annual report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the Independent Auditors the matters required to be discussed by the applicable Statement of Auditing Standards. Based on these discussions, the Committee will advise the Board of directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareholders).

        2.     The Committee, through its Chairman or the Committee as a whole, will review with Management and the Independent Auditors the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable Statement of Auditing Standards.

        3.     The Committee, through its Chairman or the Committee as a whole, will review with Management and the Independent Auditor any publicly released written statement in reference to quarterly or annual financial statements.

        4.     To the extent required, the Audit Committee will prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

        5.     At the discretion of the Audit Committee but at least once annually the Committee shall meet with the Independent Auditor without Management being present to discuss, among other items, the Company's financial and accounting personnel and their cooperation with the Independent Auditor.

        In its review of the Company's financial reporting the Committee shall review:

        1.     Significant changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

        2.     The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of Management.

        3.     The effect of changes in accounting standards that may materially affect the Company's financial reporting practices.

        4.     Litigation or other legal matters that could have a significant impact on the Company's financial results.

        5.     Accounting and financial human resources and succession planning in the Company.

Internal Controls and Financial Risks

        1.     The Committee will meet with Management and the Independent Auditor to review the Company's major financial risk exposures and the actions taken by Management to monitor and control such exposures.

        2.     The Committee shall review with Management the potential need for and performance of an internal audit function.

Compliance With Laws and Regulations

        1.     The Committee shall meet with Management and external counsel to review the Company's processes for determining litigation risks and exposures from noncompliance with laws and regulations.

        2.     The Committee will review with Management and others any legal, tax, or regulatory matters that may have a material impact on Company operations and financial statements.

        3.     The Committee will review and monitor the establishment, administration and compliance with a code of ethical conduct and policy regarding conflicts of interest.

        4.     The Committee will review policies and procedures with respect to officers' expense accounts and perquisites including their use of corporate assets.

Charter Review and Assessment

        The Audit Committee will review and reassess the adequacy of this Charter at least once per year. The Audit Committee will also self-assess whether the Audit committee has carried out the responsibilities defined in the Audit Committee Charter once per year.

Appendix B

VIASYS HEALTHCARE INC.

CHARTER OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Purpose and Duties

        The Compensation Committee, as delegated by the Board of Directors (the "Board"), develops and administers a system of employee long-term and short-term compensation and performance-oriented incentives that are appropriate, competitive and properly reflect the objectives of the Company.

        The general duties of the Committee include:

    •
    Administration of the Company's annual incentives, equity and long-term incentive plans.

    •
    Adoption and review of major compensation plans.

    •
    Approval of compensation for corporate officers.

        The specific duties of the Compensation Committee include:

    •
    For CEO
    •
    Compensation Committee recommends compensation changes
    •
    Independent members of the Board approve

    •
    For Corporate Officers as a group:
    •
    CEO recommends compensation changes to Committee
    •
    Compensation Committee reviews and approves
    •
    Compensation Committee informs Board of Corporate Officer compensation changes

    •
    For Corporate Officer compensation changes off normal review cycle
    •
    CEO recommends compensation changes to Committee
    •
    Chairman of Compensation Committee approves

Composition

        The Committee will consist of at least two members selected by the Board. The Committee members will serve at the pleasure of the Board. Each member of the Committee must meet the requirements to qualify as an outside director under section 162(m) of the Internal Revenue Code and a non-employee director under Section 16 of the Securities Exchange Act of 1934. In addition, each member must be "independent" under the rules of any exchange ("Exchange") on which shares of the common stock of the Company are traded. No person may be a member of the Committee if the director's service on the Committee would violate any restriction the Internal Revenue Code, or any rule imposed by the Securities and Exchange Commission or any Exchange.

Meetings

        The Committee will meet at least four times each year and more frequently if circumstances warrant. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request. The Committee will keep written minutes of its meetings, which minutes will be recorded or filed with the books and records of the Company.

Committee Responsibilities and Authority

        The Committee will have the following responsibilities and authority:

  1.
  To review and approve (consistent with authority delegated by the Board) policies, practices and procedures of the Company relating to the compensation of corporate officers and the establishment and administration of the Company's employee benefit plans, including any incentive compensation and equity-based plans.

  2.
  To report periodically, but no less frequently than annually, to the Board on the Company's compensation policies, practices and procedures and to gain Board approval on any compensation matter that exceeds the Committee's authority as delegated by the Board or to the extent required under applicable regulations.

  3.
  To review, at least annually, the performance of the corporate officers of the Company. Specifically, the Committee shall have direct responsibility to review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and determine, and together with the other independent directors on the Board, approve the CEO's compensation based on this evaluation.

  4.
  To advise and consult with the Company's corporate officers regarding managerial personnel and development matters.

  5.
  To review and to make recommendations to the Board at least annually with respect to the compensation (including compensation under the incentive benefit plans and arrangements of the Company) of the corporate officers of the Company and its subsidiaries.

  6.
  To interpret, administer and make awards to employees under the Company's stock incentive plans and any other employee benefit plans and to exercise other authority granted to the Committee by such plans, and to review and approve management's recommendations as to stock and compensation awards.

  7.
  To review and make recommendations to the Board as to any contractual or other special employment arrangements for corporate officers of the Company or any of its subsidiaries.

  8.
  To report annually, and at such additional times as may be required, to the stockholders of the Company as to the Committee's compensation policies for the corporate officers of the Company, and as to such other matters affecting the compensation payable to corporate officers of the Company as may be necessary under SEC regulations or appropriate, which annual report shall be included in the Company's annual proxy statement or annual report on Form 10-K.

  9.
  To perform such other duties as the Board may assign to the Committee.

  10.
  The Committee will periodically review this Charter and make recommendations to the Board regarding changes the Committee deems appropriate.

  11.
  The Committee may conduct investigations, studies and surveys and may review compensation practices in relevant industries to make certain that the Company remains competitive and is able to recruit and retain highly qualified personnel.

  12.
  The Committee may retain, at the expense of the Company, independent counsel or other consultants necessary to assist in fulfillment of its responsibilities and the exercise of its authority under this Charter. If a consulting firm is to be retained to assist in the evaluation of director, CEO or senior executive compensation, the Committee shall have sole authority to retain and terminate the consulting firm, including sole authority to approve the firm's fees and other retention terms.

  13.
  The Committee will establish an annual calendar for the orderly management of its responsibility.

  14.
  The Committee, at the direction of the full board and together with the Nominating and Governance Committee, will evaluate the competitiveness of director compensation and make recommendations to the full board as appropriate.

  15.
  The Committee will conduct an annual performance evaluation of the Committee.

Appendix C

VIASYS HEALTHCARE INC.

CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF
THE BOARD OF DIRECTORS

Effective as of December 5, 2003

        1.    Members.    All members of the Nominating and Governance Committee (the "Committee") must be independent directors.

        2.    Purposes and Responsibilities.

        The Committee helps ensure that the board governance system performs well, with specific responsibility for making recommendations to the Board on board organization and procedures, performance evaluation of the Board and individual directors, and nomination of directors. The Committee shall work closely with the CEO and the Chairman of the Board.

        3.    Duties.

          a.     Review with the Board on an annual basis the appropriate skills, characteristics and qualifications required on the Board and on each committee of the Board in the context of the strategic direction of the company and applicable regulatory requirements.

          b.     Manage the process whereby the full Board annually assesses its performance, and then report the results of this evaluation to the Board along with any recommendations for improvements.

          c.     Manage the process whereby the current Board members are evaluated individually by the Board at the time they are considered for re-nomination, and provide advice to individual Board members based on these evaluations.

          d.     Recommend to the Board the existing Board members to be re-nominated, after considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the individual evaluations of the directors, and the wishes of existing Board members to be re-nominated.

          e.     Recommend that the Board approve a definition of an independent director. The definition should be in compliance with the relevant standards by regulators and listing bodies.

          f.      Develop and recommend to the Board a conflict of interest policy and investigate any potential conflict of interest involving a director as assigned to the Committee by the Board.

          g.     Review with the Board on an annual basis the appropriate skills, characteristics and qualifications required of new and existing Board members.

          h.     Solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources. Decide whether the assistance of a search firm is needed, and, if so, choose the firm. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

          i.      After a review of Board candidates and after considering the advice of the Chairman of the Board and CEO, designate which candidates are to be interviewed. Candidates at a minimum shall be interviewed by the Chairman of the Committee, the Chairman of the Board, and the CEO, but should be interviewed by other directors as well.

C-1

          j.      After the interviews, make recommendations to the Board regarding its approval of any new nominees for director.

          k.     Design an orientation program for new directors and consult with them on their progress.

          l.      Recommend committee assignments, including committee chair positions, to the full Board for approval. This shall be done after receiving advice from the chairman of the Board and the CEO, and with consideration of the desires and qualifications of individual Board members.

          m.    Develop and review annually the corporate governance guidelines and committee charters and recommend to the Board any needed changes.

          n.     Keep abreast of the developments in the corporate governance field that might affect the company.

          o.     Jointly with the compensation committee, recommend to the Board the compensation to be paid to directors, including the chairman of the Board.

          p.     Where necessary and appropriate, the chairman of the Committee will meet with the CEO during the year to discuss a specific agenda for each Board meeting.

          q.     Review the structure of the Committee, the qualifications of the Committee members, and the process by which Committee members may be appointed or removed. Further, the Committee shall report on its deliberations to the full Board as necessary, but no less frequently that annually.

        The Committee shall have the power to delegate aspects of its work to subcommittees, with Board approval. Further, the Board may allocate any of the responsibilities of the Committee to a separate committee, provided that the committee is composed of independent directors. Any such committee must have a published committee charter.

C-2

Appendix D

VIASYS HEALTHCARE INC.

CODE OF BUSINESS CONDUCT AND ETHICS FOR DIRECTORS

        VIASYS Healthcare Inc. (the "Company") is committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, the Board of Directors (the "Board") promotes ethical behavior, and has adopted this Code of Business Conduct and Ethics for Directors (the "Code").

        The business of the Company is managed under the direction of the Board and the various committees thereof. The basic responsibility of the directors is to exercise their business judgment in carrying out their responsibilities in a manner that they reasonably believe to be in the best interests of the Company and its stockholders. The Board is not expected to assume an active role in the day-to-day operational management of the Company.

        Every Director must:

          (i)    represent the interests of the stockholders of the Company;

          (ii)   exhibit high standards of integrity, commitment and independence of thought and judgment;

          (iii)  dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties; and

          (iv)  comply with every provision of this Code.

I.    Conflicts of Interest

        Directors should avoid actual or apparent conflicts of interest with the Company in personal and professional relationships. Generally speaking, a conflict of interest occurs when the personal interest of a director or of a director's immediate family member interferes, has the potential to interfere, or appears to interfere materially with: (a) the interests or business of the Company; or (b) the ability of the director to carry out his or her duties and responsibilities.

        While the Code does not attempt to describe all possible conflicts of interest that could develop, the following are examples of conflicts of interest:

          (i)    receiving loans or guarantees of obligations as a result of one's position as a director;

          (ii)   engaging in conduct or activity that improperly interferes with the Company's existing or prospective business relations with a third party;

          (iii)  accepting bribes, kickbacks or any other improper payments for services relating to the conduct of the business of the Company; and

          (iv)  accepting, or having a member of a director's immediate family accept, a gift from persons or entities that deal with the Company, in cases where the gift is being made in order to influence the directors' actions as a member of the Board, or where acceptance of the gift could otherwise reasonably create the appearance of a conflict of interest.

        Any question about a director's actual or potential conflict of interest with the Company should be brought promptly to the attention of the Chairman of the Nominating and Governance Committee of the Board and the Chairman of the Board, who will review the question and determine an appropriate course of action including, without limitation, whether consideration or action by the full board is necessary. Directors involved in any conflict or potential conflict situations shall recuse themselves from any decision relating thereto.

II.    Corporate Opportunities

        In carrying out their duties and responsibilities, directors should endeavor to advance the legitimate interests of the Company when the opportunity to do so arises. Directors should avoid: (a) taking for themselves, personally, opportunities that are discovered in carrying out their duties and responsibilities to the Company; (b) using Company property or information, or their position as directors, for personal gain; and (c) competing with the Company, including, without limitation, in each of the foregoing cases (a) and (b), to the material detriment of the Company. Whether any of the foregoing actions is to the material detriment of the Company will be determined by the Board based on all relevant facts and circumstances, including, without limitation, in the case of the foregoing clause (a), whether the Company has previously declined to pursue such proposed opportunity for its own benefit.

III.    Confidentiality

        Directors should observe the confidentiality of information that they acquire in carrying out their duties and responsibilities, except where disclosure is approved by the Company or legally mandated. Confidential information includes, without limitation, all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. Of special sensitivity is financial information, which should, under all circumstances, be considered confidential except where its disclosure is approved by the Company or when the information has been publicly disseminated.

IV.    Fair Dealing

        In carrying out their duties and responsibilities (including, without limitation, the appointment of senior management of the Company and the setting of policies pursuant to which the Company operates), directors should promote fair dealing by the Company and its employees and agents with customers, suppliers, competitors and employees.

V.    Protection and Proper Use of Company Assets

        In carrying out their duties and responsibilities, directors should promote the responsible use and control of the Company's assets and resources by the Company. Company assets, such as information, materials, supplies, intellectual property, facilities, software and other assets owned or leased by the Company, or that are otherwise in the Company's possession, should be used only for legitimate business purposes of the Company.

VI.    Compliance with Laws, Rules and Regulations

        In carrying out their duties and responsibilities, directors should comply, and endeavor to cause the Company to comply, with applicable governmental laws, rules and regulations. In addition, if any director becomes aware of any information that he or she believes constitutes evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company, any employee or another director, then such director should bring such information to the attention of any one or more of the following persons, as circumstances may warrant: the Company's General Counsel, the Chairman of the Board, the Chairman of the Audit Committee of the Board or the Chairman of the Nominating and Governance Committee of the Board.

VII.    Encouraging the Reporting of Illegal or Unethical Behavior

        Directors should endeavor to cause the Company to proactively promote ethical behavior and to encourage employees to report evidence of illegal or unethical behavior to appropriate Company personnel.

VIII.    Insider Trading

        Directors should observe laws, regulations and Company policies applicable to them with respect to the purchase and sale of Company securities.

* * * * * * * * * * * * * *

        Directors are expected to adhere to this Code. It is the responsibility of each director to become familiar with and understand this Code, seek further explanation and advice concerning the interpretation and requirements of this Code, as well as any situation which appears to be in conflict with it. The Board shall determine appropriate actions to be taken in the event of a violation of this Code.

        Any waiver of, or amendment to, the requirements of this Code may only be authorized by the Board, and will be subject to public disclosure to the extent required by law or the listing standards of the New York Stock Exchange.

        Directors should direct questions regarding the application or interpretation of the Code to the Company's General Counsel.

Appendix E

VIASYS HEALTHCARE INC.

CODE OF CONDUCT

OUR MISSION

        VIASYS Healthcare Inc. ("VIASYS" or "the Company") is committed to being a world-class health care company focused on respiratory, neurocare and medical/surgical technologies.

OUR STAKEHOLDERS

        Our stakeholders include the care providers and patients who rely on the quality of our products and services; our investors who deserve a long-term return on stockholder's equity; and our employees to whom we are committed to providing an entrepreneurial environment that stimulates and rewards their creativity and innovation.

OUR COMMITMENT

        As a leading healthcare technology company, we are committed to long-term, sustained investment in research and development. In order to build upon our existing product leadership, we must invest in technologies that anticipate and continually meet the needs of our customers and the patients we serve. Our commitment to excellence for life underscores everything we do: industry leadership in research and development, the highest quality products, an outstanding company-wide environment for our employees, and a commitment to creating stockholder value.

        The reputation and integrity of the Company is a valuable asset that is vital to the Company's success. Each Company employee, including each of the Company's officers, is responsible for conducting the Company's business in a manner that demonstrates a commitment to the highest standards of integrity. This Code of Conduct ("Code") has been adopted to help employees meet these standards by providing guidelines of appropriate behavior. Specifically, the purpose of this Code is:

  •
  to encourage among our employees a culture of honesty, accountability and mutual respect;

  •
  to provide guidance to help employees to recognize and deal with ethical issues; and

  •
  to provide mechanisms for employees to report unethical conduct.

        While this Code is designed to provide helpful guidelines, it is not intended to address every specific situation that may occur. Nevertheless, in every instance, we require that employees act honestly, fairly and with a view towards "doing the right thing." Therefore, dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether such conduct is specifically referenced in this Code.

        Our Board of Directors (the "Board") is ultimately responsible for the implementation of the Code. The Board has designated the Company's General Counsel as the compliance officer (the "Compliance Officer") for the implementation and administration of the Code. Employees should feel free to direct questions concerning this Code to the Compliance Officer.

I.     Overview

        It is the policy of the Company: (a) to expect that all of its employees at all times observe honest and ethical conduct in the performance of their Company related responsibilities, including the avoidance of conflicts of interest; (b) to expect compliance with all applicable governmental laws, rules and regulations; (c) to expect each and every employee to treat others, including other employees, stockholders, customers and vendors, with dignity; and (d) to encourage and support internal disclosure of any violation of this policy for appropriate action.

        The Code governs the business-related conduct of all Company employees, including, but not limited to, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and all other officers of the Company.

II.    Conflicts of Interest

        Employees are expected to make or participate in business decisions and actions in the course of their employment with the Company based on the best interests of the Company as a whole, and not based on personal relationships or benefits. A conflict of interest, which can occur or appear to occur in a wide variety of situations, can compromise employees' business ethics. Generally speaking, a conflict of interest occurs when an employee's or an employee's immediate family's personal interest interferes with, or has the potential to interfere with, the interests or business of the Company. For example, a conflict of interest may occur where an employee or a family member receives a gift, a unique advantage, or an improper personal benefit as a result of the employee's position at the Company. A conflict of interest can make it difficult for an employee to perform his/her duties objectively and effectively because of the involvement in a competing interest.

        The following identifies common situations that give rise to conflict of interest issues. However, a conflict of interest can occur in a variety of different situations. Consequently, employees are expected to be alert in recognizing any situation that may give rise to conflict of interest issues and must disclose to the Compliance Officer any transaction or relationship that could reasonably be expected to give rise to actual or apparent conflicts with the best interests of the Company.

        Outside Activities/Employment—Any outside activity of an employee must not significantly encroach on the time and attention that an employee is expected to devote to his/her duties to the Company and should not adversely affect the quality or quantity of his/her work. In addition, employees may not (a) take for themselves personally opportunities that are discovered through the use of corporate property, information or position, (b) otherwise use corporate property, information, or position for personal gain or (c) compete with the company. Employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

        Moreover, no employee may perform services for or, except as noted in the following paragraph, have a financial interest in any entity that is at such time or, to an employee's knowledge, may become a vendor, customer or competitor of the Company. No employee may serve on the board of directors of a company that is a supplier to or competitor of the Company. Employees are prohibited from taking part in any outside employment that would interfere with the employees' performance of their duties to the Company without the Company's prior approval.

        Employees are permitted to have a passive investment of up to one percent of the total outstanding shares of an entity that is a vendor, customer or competitor if the entity is listed on a national or international stock exchange, is quoted on NASDAQ, the OTC Bulletin Board or a similar quotation service, provided that the investment is not so large financially, either in absolute dollars or as a percentage of the employee's total investments, that it creates the appearance of a conflict of interest.

        Civic/Political Activities—Employees are encouraged to participate in civic, charitable or political activities so long as such participation does not encroach on the time and attention they are expected to devote to their Company-related duties. Such activities are to be conducted in a manner that does not involve the Company or its assets or facilities, and does not create an appearance of the Company's involvement or endorsement.

        Inventions, Books and Publications—Employees must receive written permission from the Compliance Officer before developing, outside of the Company, any products, software or intellectual property that may be related to the Company's current or potential business.

        Proper Payments—Company employees should pay for and receive only that which is proper. Company employees should not make or promise payments to influence another's acts or decisions. Company employees must not give gifts beyond those extended in normal business situations or that are not made in a normal manner, such as payments designed to avoid the payment of tax.

        Gifts—Employees and members of their families may not give or receive gifts, entertainment or favors to or from any person associated with an entity having a business relationship with the Company which go beyond common courtesies usually associated with accepted business practice. Engaging in normal business-related entertainment, such as meals or use of sporting, theatrical or other public event tickets, is permissible with the understanding that it is expected the Company's employee will exercise sound judgment in reliance on this exception so as to avoid any situation that may otherwise be subject to question.

        Employee Loans—Employee loans, unless approved by the Board of Directors, are prohibited. Employee travel advances of less than $1,000 in the aggregate will not be construed as employee loans for purposes of the Code of Conduct.

III.  Confidentiality

        During the course of your employment, you may learn about trade secrets or other confidential or unpublished information relating to the Company's business, operations, research or technology. You shall not use or disclose to any third party any such confidential information, either during or after your employment, without the prior written consent of the Company. Under no circumstances may you use such confidential information or disclose it to others for personal gain.

IV.    Compliance with Law, Rules and Regulations

        A variety of laws apply to the Company and its operations. You must comply with both the letter and spirit of all laws and governing regulations applicable in the country, state and local jurisdiction where business is conducted, including antitrust laws, other fair competition laws and tax laws. The Company will compete solely on the merits of our products and services, and not engage in any form of unlawful competition. Unfair treatment of fellow employees as a result of sex, religion, national origin, or any other unlawful basis will not be tolerated. In instances where the proper and ethical course of action is unclear, you should seek counsel from your supervisor. If you are uncomfortable approaching your supervisor, you should contact your local human resource representative.

V.     International Transactions Control Laws

  A. Export Controls

        Many countries have established export controls that govern the export, sale and transfer of VIASYS' products and technology (including know-how) to a foreign destination or foreign end-user and the re-export of such items from one foreign destination to another. Failure to comply with these controls may result in civil or criminal penalties as well as the loss of export privileges.

        The U.S. Government's export controls and licensing requirements apply to all U.S. individuals and companies, to foreign subsidiaries and to any other foreign entity or person who transfers or deals in U.S. goods or technology. Before engaging in any export of a product or technology from the U.S. or any transaction involving the re-export of a U.S.-origin product or technology from one foreign country to another, responsible Company personnel must take appropriate action to ensure that the proposed transaction complies with all applicable U.S. export controls and that any and all regulatory approvals or licenses have been secured.

        Employees also need to be alert to transactions in the United States or with customers in third countries which we know, or have reason to believe, will result in the Company's products being diverted to third countries. To avoid diversion, we must check all transactions and customer support calls.

  B. Embargoes, Sanctions and Transaction Controls

        U.S. law restricts financial and related transactions with or involving certain foreign countries, and with certain individuals and entities located in or linked to those countries. Similar controls extend these restrictions to transactions with individuals and entities designated as foreign terrorists, drug traffickers or parties involved in the proliferation of weapons of mass destruction.

        These "sanctions programs" and transaction controls are separate from the export controls discussed above. While U.S. export controls apply to all exports and re-exports of U.S. products and technology, no matter what foreign countries are involved, the sanctions and transaction controls apply to countries that are subject to a U.S. embargo, as well as to entities and individuals that are either associated with those embargoed countries, or that the U.S. government has designated as subject to transaction controls for other reasons, such as terrorism, drug trafficking, and weapons of mass destruction.

        The scope and severity of the sanctions and transaction controls and the extent to which they apply to foreign entities differ depending upon the source of the restrictions. The restrictions that apply to embargoed countries usually forbid financial and business transactions with or involving the particular foreign government, its agencies and departments, and any non-governmental entity owned or controlled by that government. For some countries, restrictions also apply to transactions with individuals and organizations residing in or located in the country, even if they are not connected with the foreign government in question. As of September 2003, some form of sanction or transactions control applies to the following countries: Burma, Cuba, Iran, Iraq, Liberia, Libya, North Korea, Sudan, Syria and Zimbabwe. The controls apply to foreign branch offices, as well as to the U.S. parent company. The controls relating to Cuba and North Korea also apply to foreign subsidiaries.

        The Office of Foreign Assets Control ("OFAC") maintains a list of "Specially Designated Nationals and Blocked Persons" who are persons/entities determined by the Secretary of the Treasury to be acting on behalf of a sanctioned country or who have been linked to drug trafficking, terrorism, or weapons of mass destruction. Transactions with Specially Designated Nationals and Blocked Persons are restricted similarly to transactions with sanctioned countries.

        Designated Company personnel are responsible for checking regularly to ensure that VIASYS customers (or potential customers) are not subject to a U.S. embargo, sanction or transaction control. A current and comprehensive listing of all sanctioned countries, Specially Designated Nationals and Blocked Persons is available on OFAC's website at www.ustreas.gov/ofac/. VIASYS will not do business directly or indirectly with an embargoed country, Specially Designated National or Blocked Person, and Company personnel should immediately report to the Compliance Officer any request or offer to do business relating to such a source.

  C. International Boycotts

        A U.S. statute makes it illegal to enter into an agreement to refuse to deal with potential or actual clients in support of an unsanctioned boycott of a foreign country. Employees should seek the advice of the Compliance Officer if they receive a request for any information or certification that may be in support of an unsanctioned boycott.

        In general, U.S. anti-boycott laws prohibit the furnishing or requesting of information about business relationships with boycotted countries or persons, or about the race, religion, sex or national origin of U.S. persons, or about their associations with charitable or fraternal organizations, if the request is from or on behalf of a boycotting country. The anti-boycott laws also forbid compliance with any blacklist or white list as a condition for business. In recent years, boycott violations have most often involved requests for information about business relationships with Israel. The law, however, is of more general scope and prohibits actions in support of any boycott of any country not sanctioned by the U.S. Government.

        VIASYS, its employees and its agents must not, directly or indirectly, engage in any activity that reasonably could have the effect of promoting a restrictive international trade practice. Employees of the Company must always be alert to subtle requests for prohibited information. For example, prohibited statements are sometimes inserted by third parties in invitations for bid, letters of credit, draft contracts, certificates of origin, shipping documents and other commercial documents. The mere receipt of a request to engage in such a practice is a reportable event under U.S. law and each employee is responsible for helping the Company comply with its reporting obligations.

        All employees should immediately seek advice from the Compliance Officer if they receive or are requested to furnish information or documents containing a statement that could be used to further an unsanctioned boycott or any other statement that even remotely appears to involve the Company in any such restrictive trade practice. Examples of such statements are: "no employee working on this project is from X country or of Y religion;" or "no equipment has been leased from X country." The anti-boycott laws have a long reach. They apply not only to the Company's business in the U.S., but also to the Company's activities abroad and to transactions in which the Company engages involving U.S. goods or services. Foreign affiliates are covered by this statute unless the U.S. parent company owns only a small portion of the foreign company's stock and does not control its operations.

VI.   Insider Trading

        Securities laws prohibit the use of insider information when engaging, directly or indirectly, in transactions involving VIASYS (NYSE: VAS) stock. Such laws prohibit any employee from disclosing inside information to any other persons, including but not limited to family members and friends, so that they may trade in VIASYS stock. Insider information may take many forms but includes any financial, technical, or other information about the Company which is not available to the public and which may influence an investor's decision to buy, sell or hold stock. Some examples are unpublished financial results, operational plans and research or technical innovations, as well as information related to acquisitions, divestitures, new products or inventions, major contracts, expansion plans, financing transactions, major management plans and other important corporate developments.

        You may not trade, directly or indirectly through others, in VIASYS stock while in possession of material inside information. Among other things, trading while in possession of material inside information can subject you to criminal or civil penalties. The Company's Policy Statement on Securities Trading by VIASYS Healthcare Inc. Directors, Officers and Other Employees is incorporated by reference into this Code.

VII. Financial Integrity

        The Company follows generally accepted accounting principles and standards, and applicable laws, regulations and practices for accounting and financial reporting. We require honest and accurate recording and reporting of information in order to make responsible business decisions. This includes such data as quality, safety, and personnel records, as well as all financial records. All financial books, records and accounts must accurately reflect transactions and events, and conform both to required accounting principles and to Company's system of internal controls. No false or artificial entries may be made. When a payment is made, it can only be used for the purpose spelled out on the supporting document. This applies to reporting of time worked, business expenses incurred, purchases of goods and services and any other business-related activities.

        In this respect, the following guidelines must be followed.

  •
  No undisclosed, unrecorded, or "offbook" funds or assets should be established for any purpose

  •
  No false or fictitious invoices should be paid or created

  •
  No false or artificial entries should be made or misleading reports issued

  •
  All publicly communicated financial information must be presented under accounting principles generally accepted in the U.S. (GAAP) and U.S. Securities and Exchange Commission regulations

        Any employee who is aware of material misstatements or omissions affecting the fair presentation or accuracy of the Company's financial statements is under an obligation to use reasonable efforts to have them corrected or, failing that, to report this information promptly to an appropriate officer of the Company. In addition, all communications with the Company's outside and internal auditors must be true and complete. All employees must cooperate fully with representatives of the Company's auditors by responding promptly, accurately, and completely to all inquiries made by those representatives.

        You may confidentially report a violation of the financial integrity section of this Code directly to the Audit Committee of the Board of Directors at 800-524-1906.

VIII.    Fair Dealing

        Each employee should endeavor to deal fairly with the company's customers, suppliers, competitors and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

IX.   Protection and Proper Use of Assets

        All employees have an obligation to safeguard company assets, including exercising care in using Company equipment and vehicles, and bringing to the attention of higher management any waste, misuse, destruction or theft of company property or any improper or illegal activity.

        Computer hardware, software, and data must be safeguarded from damage, alteration, theft, fraudulent manipulation, and unauthorized access to and disclosure of Company information.

        Employees must adhere to specific security measures and internal controls for each computer system to which they are authorized access.

        Each employee using licensed software is responsible for understanding and adhering to the terms of the licensing agreement. Copies of software and associated materials may be made only as specified in the license agreement. Employees must not sell, transfer, or otherwise make available to any unauthorized person any software products, documentation or copies thereof. Employees are not permitted to use unauthorized or unlicensed software on Company computers.

X. Delegation of Authority

        Each employee, and particularly each of the Company's officers, must exercise due care to ensure that any delegation of authority is reasonable and appropriate in scope, and includes appropriate and continuous monitoring.

XI.   Monitoring and Enforcement

        If you have information or knowledge of any act or practice which is illegal or prohibited under the provisions of this Code, or which you believe to be unethical, you must promptly report such matter either to the Compliance Officer, your supervisor, sales office manager, local human resources manager, general manager or to the Audit Committee of the Board of Directors in cases involving the Financial Integrity section of the Code.

        Reported violations will be investigated and addressed promptly, and every reasonable effort will be made to ensure the confidentiality of those furnishing information. In no event will any action be taken against you for making a complaint or disclosing information in good faith. You will not lose your job for refusing an order you reasonably believe would violate the provisions of this Code, and any retaliation against you is prohibited.

        The values and responsibilities outlined in this Code are important to the Company and must be taken seriously by all of us. Accordingly, violations of these values and responsibilities will not be tolerated and will result in discipline up to and including discharge. In addition, reimbursement of losses or damages may be sought or referral for criminal prosecution or civil action may be required.

        You may confidentially report a violation of any of the provisions of this Code directly to the Compliance Officer and the Audit Committee of the Board of Directors by calling 800-524-1906.

XII. Waivers

        Requests for a waiver of a provision of the Code of Conduct must be submitted in writing to the Compliance Officer for review, and an executive officer, director or appropriate Board committee will decide the outcome. All waivers will be effective only if IN WRITING from the Audit Committee of the VIASYS Board of Directors.

VIASYS HEALTHCARE INC.

Annual Meeting of Stockholders—May 5, 2004

PROXY CARD	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 5, 2004.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD

The undersigned hereby appoints Matthew M. Bennett and Martin P. Galvan, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Wednesday, May 5, 2004 at 8:30 A.M. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of the nominees as Director if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE
14475

ANNUAL MEETING OF STOCKHOLDERS OF
VIASYS HEALTHCARE INC.

May 5, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the Nominees as Directors for Terms Continuing through the 2007 Annual Meeting. NOMINEES:				THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF VIASYS HEALTHCARE INC.
☐	FOR ALL NOMINEES	☐	Randy H. Thurman
		☐	Robert W. O'Leary	PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"and fill in the circle next to each nominee you wish to withhold, as shown here: ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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VIASYS HEALTHCARE INC. 227 Washington Street, Suite 200 Conshohocken, PA 19428
PROXY STATEMENT
VOTING AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
I. ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Option Grants in Last Fiscal Year
Aggregate Fiscal Year-End Option Values
REPORT OF THE AUDIT COMMITTEE
AUDIT AND RELATED FEES
PERFORMANCE GRAPH
II. OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED TRANSACTIONS
INFORMATION CONCERNING INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR
Appendix A
VIASYS HEALTHCARE INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Appendix B VIASYS HEALTHCARE INC. CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Appendix C VIASYS HEALTHCARE INC. CHARTER OF THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
Effective as of December 5, 2003
Appendix D VIASYS HEALTHCARE INC. CODE OF BUSINESS CONDUCT AND ETHICS FOR DIRECTORS
Appendix E VIASYS HEALTHCARE INC. CODE OF CONDUCT